Exhibit 99.1

Amber Road Announces Second Quarter 2015 Financial Results

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--August 6, 2015--Amber Road, Inc. (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the second quarter ended June 30, 2015.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “During the second quarter, we saw ongoing momentum in the US mid-market and Asia but continued to experience subscription bookings weakness in the large enterprise space. This will impact our subscription and related professional services revenue in the back half of the year, and as a result, we are lowering our full year guidance. We are obviously disappointed in this. However, these large enterprise deals are not lost; a meaningful portion have just been deferred to the second half of 2015. Our pipeline is strong and we believe we will benefit in the second half of the year as we capitalize on seasonal enterprise spending.”

Second Quarter 2015 Financial Highlights

Revenue

  GAAP total revenue was $17.4 million, an increase of 10% from the comparable period in 2014.
  Non-GAAP total revenue(1) was $17.9 million, which includes an adjustment of $0.5 million related to the purchase accounting deferred revenue adjustment associated with our acquisition of ecVision.
  GAAP Subscription revenue was $11.7 million, an increase of 10% from the comparable period in 2014.
  GAAP Professional Services revenue was $5.7 million, an increase of 10% from the comparable period in 2014.

Operating Loss

  GAAP operating loss was $(7.8) million, compared to $(2.0) million in the comparable period in 2014.
  Non-GAAP adjusted operating loss(2) was $(4.6) million, compared to $(1.8) million in the comparable period in 2014.

Net Loss attributable to common stockholders

  GAAP net loss attributable to common stockholders was $(8.2) million, compared to $(2.2) million for the comparable period in 2014.
  GAAP basic and diluted net loss per common share was $(0.32), compared to $(0.09) for the comparable period in 2014, based on 26.1 million and 25.2 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss(2) was $(5.0) million, compared to $(2.0) million in the comparable period in 2014.
  Non-GAAP adjusted net loss per common share was $(0.19), compared to $(0.08) for the comparable period in 2014, based on 26.1 million and 25.2 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $(2.9) million for the three months ended June 30, 2015 and $(0.6) million in the comparable period in 2014.

Balance Sheet and Cash Flow

  Cash and cash equivalents at June 30, 2015 totaled $27.1 million, compared with $41.2 million at December 31, 2014.
  Cash used in operating activities was $(6.8) million for the first six months of 2015, compared to $(8.9) million for the first six months of 2014.

A reconciliation of GAAP operating and net loss to Non-GAAP adjusted operating loss and net loss, of GAAP net loss to Adjusted EBITDA and of GAAP total revenue to Non-GAAP total revenue has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2015 and Recent Business Highlights

  Announced the launch of a comprehensive global trade management training practice known as the Global Trade Academy™. The Global Trade Academy provides rich training and professional development to industry professionals in the areas of customs and trade compliance, import and export management, global logistics, risk assessment and international commerce. At launch, it offers over 60 courses, spanning instructor led in-classroom and web-based training, as well as computer-based training designed for the U.S., European and Chinese markets.
  Announced that Electrocomponents plc (LSE: ECM) selected Amber Road to provide a comprehensive Trade Automation Export Management solution. Electrocomponents has been using the Amber Road on-demand solution for restricted party screening since 2011. This new implementation vastly expands Electrocomponents trade management reach and capabilities, enabling automated product classification, license determination and management, and landed cost analysis. With these new capabilities, the existing automated restricted party screening will become a seamless part of Electrocomponents overall trade management processes. The full Amber Road solution will be integrated with the Electrocomponents ERP system and deployed across the global supply chain.
  Announced that Marine Harvest ASA has selected Amber Road’s restricted party screening solution to monitor its worldwide trading partners and has signed a five-year subscription. As the world’s largest supplier of farmed Atlantic Salmon, Marine Harvest operates the entire value chain for all its products. It has a global network of suppliers, forwarders and customers totaling more than 100,000 trading partners worldwide.
  Received Supply & Demand Chain Executive's Top 100 Award for 2015, nominated by its customer NCR Corporation. This is the tenth year that Amber Road has been recognized by the publication for its dedication to providing customers with superior global supply chain solutions. The SDCE 100 spotlights successful and innovative supply chain projects delivering bottom-line value to small, medium and large enterprises. The transformative projects featured in this awards program can serve as a roadmap for driving operational improvements.
  Received Inbound Logistics’ Top Logistics IT Providers Award for 2015. This is the twelfth year in a row Amber Road has been recognized by the publication for its dedication in pioneering a cloud-based global trade management and collaborative sourcing platform that enables goods to flow unimpeded across international borders in the most efficient, compliant and profitable way.

Business Outlook

Based on information available as of August 6, 2015, Amber Road is issuing guidance for the third quarter and full year 2015 as indicated below:

Third Quarter 2015:

  Total non-GAAP revenue(1) is expected to be in the range of $17.3 million to $17.6 million.
  Non-GAAP adjusted operating loss(2) is expected to be in the range of ($4.7) million to ($5.0) million.
  Non-GAAP adjusted net loss per common share(2) is expected to be in the range of ($0.20) to ($0.21). This assumes 26.3 million basic shares outstanding.

Full Year 2015:

  Total non-GAAP revenue(1) is expected to be in the range of $68.0 million to $70.0 million.
  Non-GAAP adjusted operating loss(2) is expected to be in the range of ($17.8) million to ($18.8) million.
  Non-GAAP adjusted net loss per common share(2) is expected to be in the range of ($0.73) to ($0.77). This assumes 26.3 million basic shares outstanding.

Endnotes:

(1) For 2015, non-GAAP total revenue includes the purchase accounting deferred revenue adjustment.

(2) For 2015, non-GAAP adjusted operating and net loss excludes stock-based compensation, puttable stock compensation, acquisition compensation costs, purchase accounting adjustment to deferred revenue and acquisition related costs. For 2014, non-GAAP adjusted operating loss excludes stock-based compensation, puttable stock compensation and change in fair value of contingent consideration liability.

Conference Call Information

Amber Road will host a conference call on Thursday, August 6, 2015 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s second quarter and full year financial results and its business outlook. To access this call, dial 888-329-8862 (domestic) or 719-457-2727 (international). The conference ID is 8985269.

Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available at 877-870-5176 (domestic) or 858-384-5517 (international) from August 6, 2015, 8:00pm EST to August 13, 2015, 11:59pm EST. The replay pass code is 8985269. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to dramatically change the way companies conduct global trade. As a leading provider of cloud based global trade management (GTM) solutions, we automate import and export processes to enable goods to flow across international borders in the most efficient, compliant and profitable way. Our solution combines enterprise-class software, trade content sourced from government agencies and transportation providers in 145 countries, and a global supply chain network connecting our customers with their trading partners, including suppliers, freight forwarders, customs brokers and transportation carriers. We deliver our GTM solution using a Software-as-a-Service (SaaS) model and leverage a highly flexible technology framework to quickly and efficiently meet our customers’ unique requirements around the world. For more information, please visit www.AmberRoad.com, email Solutions@AmberRoad.com or call 201-935-8588.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided within this press release non-GAAP adjusted operating and net loss, adjusted EBITDA and non-GAAP total revenue, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, net loss to adjusted EBITDA and GAAP total revenue to Non-GAAP total revenue. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restricted stock expense, compensation expense related to loan forgiveness, puttable stock compensation, changes in the fair value of contingent consideration liability, warrant expense, purchase accounting adjustment to deferred revenue and acquisition related costs. Non-GAAP total revenue is defined as GAAP total revenue before purchase accounting adjustments as a result of an acquisition. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA, and GAAP total revenue to Non-GAAP total revenue, has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements. These statements identify substantial risks and uncertainties and relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$27,068,744	$41,242,200
Accounts receivable, net	13,589,865	15,645,386
Unbilled receivables	431,934	254,243
Deferred commissions	3,447,920	3,322,553
Prepaid expenses and other current assets	2,690,852	1,445,964
Total current assets	47,229,315	61,910,346
Property and equipment, net	13,321,451	12,918,540
Goodwill	41,850,326	24,476,157
Other intangibles, net	8,575,566	1,011,526
Deferred commissions	6,165,676	6,906,165
Deposits and other assets	1,099,647	1,007,923
Total assets	$118,241,981	$108,230,657
Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of obligations under capital leases	$1,473,075	$1,321,610
Accounts payable	1,511,030	1,733,209
Accrued expenses	6,624,573	8,043,759
Deferred revenue	27,287,433	26,168,358
Current portion of term loan, net of discount	616,667	—
Total current liabilities	37,512,778	37,266,936
Capital lease obligations, less current portion	2,202,190	2,141,584
Deferred revenue, less current portion	1,793,928	1,753,886
Term loan, net of discount, less current portion	19,361,111	—
Other noncurrent liabilities	3,006,471	2,109,544
Total liabilities	63,876,478	43,271,950
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding 26,189,268 and 25,765,792 shares at June 30, 2015 and December 31, 2014, respectively	26,189	25,766
Additional paid-in-capital	178,416,979	173,665,585
Accumulated other comprehensive loss	(783,887)	(607,492)
Accumulated deficit	(123,293,778)	(108,125,152)
Total stockholders’ equity	54,365,503	64,958,707
Total liabilities and stockholders’ equity	$118,241,981	$108,230,657

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Subscription	$11,704,722	$10,630,709	$22,046,072	$21,140,478
Professional services	5,672,674	5,178,236	10,525,449	9,657,475
Total revenue	17,377,396	15,808,945	32,571,521	30,797,953
Cost of revenue (1):
Cost of subscription revenue	4,920,945	3,651,853	9,309,185	6,996,581
Cost of professional services revenue	4,746,866	3,342,566	8,563,384	6,242,890
Total cost of revenue	9,667,811	6,994,419	17,872,569	13,239,471
Gross profit	7,709,585	8,814,526	14,698,952	17,558,482
Operating expenses (1):
Sales and marketing	6,486,750	5,114,468	12,201,891	9,962,492
Research and development	3,986,639	2,379,144	7,612,358	4,567,618
General and administrative	5,078,434	3,299,735	9,461,857	8,051,871
Restricted stock expense	—	—	—	18,683,277
Total operating expenses	15,551,823	10,793,347	29,276,106	41,265,258
Loss from operations	(7,842,238)	(1,978,821)	(14,577,154)	(23,706,776)
Interest income	16,398	91	28,346	304
Interest expense	(266,694)	(55,917)	(391,627)	(168,894)
Loss before income taxes	(8,092,534)	(2,034,647)	(14,940,435)	(23,875,366)
Income tax expense	125,916	150,537	228,191	249,549
Net loss	(8,218,450)	(2,185,184)	(15,168,626)	(24,124,915)
Accretion of redeemable convertible preferred stock and puttable common stock	—	—	—	(2,416,505)
Net loss attributable to common stockholders	$(8,218,450)	$(2,185,184)	$(15,168,626)	$(26,541,420)

Net loss per common share:
Basic and diluted	$(0.32)	$(0.09)	$(0.58)	$(1.69)

Weighted-average common shares outstanding:
Basic and diluted	26,079,695	25,212,460	26,019,846	15,741,835

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of subscription revenue	$193,804	$15,188	$388,356	$35,513
Cost of professional services revenue	148,661	6,116	272,142	12,074
Sales and marketing	149,708	19,852	395,568	42,037
Research and development	186,509	29,250	493,203	59,846
General and administrative	1,169,740	95,384	2,016,452	189,854
	$1,848,422	$165,790	$3,565,721	$339,324

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	2015	2014
Cash flows from operating activities:
Net loss	$(15,168,626)	$(24,124,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,258,769	2,345,420
Bad debt expense	70,062	5,394
Stock-based compensation	3,565,721	339,324
Loss on asset impairment	—	11,964
Restricted stock non-cash compensation	—	18,683,277
Compensation related to puttable common stock	27,382	27,382
Changes in fair value of contingent consideration liability	(287,441)	97,423
Non-cash interest expense related to debt	247,144	—
Change in fair value of warrant liability	—	1,244,635
Amortization of debt financing costs and accretion of debt discount	22,764	—
Changes in operating assets and liabilities:
Accounts receivable	3,876,071	(1,818,325)
Unbilled receivables	(177,444)	(53,139)
Prepaid expenses and other assets	(322,687)	(792,789)
Accounts payable	(250,437)	(539,624)
Accrued expenses	(2,698,798)	(958,316)
Other liabilities	471,368	(7,874)
Deferred revenue	578,699	(3,384,445)
Net cash used in operating activities	(6,787,453)	(8,924,608)
Cash flows from investing activities:
Capital expenditures	(626,376)	(456,652)
Addition of capitalized software development costs	(940,485)	(1,052,851)
Addition of intangible assets	(275,000)	—
Acquisition, net of cash acquired of $1,569,867	(25,593,426)	—
Cash received (paid) for deposits	(5,566)	150,128
Decrease in restricted cash	—	56,409
Net cash used in investing activities	(27,440,853)	(1,302,966)
Cash flows from financing activities:
Payments on revolving line of credit	—	(6,978,525)
Proceeds from term loan	20,000,000	—
Debt discount and financing costs	(186,582)	35,953
Repayments on capital lease obligations	(736,892)	(557,593)
Proceeds from the exercise of stock options	1,158,714	339,183
Proceeds from the exercise of common stock warrant	—	40,452
Payment of offering costs	—	(4,258,955)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	57,824,899
Net cash provided by financing activities	20,235,240	46,445,414
Effect of exchange rate on cash and cash equivalents	(180,390)	(59,243)
Net (decrease) increase in cash and cash equivalents	(14,173,456)	36,158,597
Cash and cash equivalents at beginning of period	41,242,200	5,147,735
Cash and cash equivalents at end of period	$27,068,744	$41,306,332

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(8,218,450)	$(2,185,184)	$(15,168,626)	$(24,124,915)
Depreciation and amortization expense	1,701,813	1,215,928	3,258,769	2,345,420
Interest expense	266,694	55,917	391,627	168,894
Interest income	(16,398)	(91)	(28,346)	(304)
Income tax expense	125,916	150,537	228,191	249,549
EBITDA	(6,140,425)	(762,893)	(11,318,385)	(21,361,356)
Stock-based compensation	1,848,422	165,790	3,565,721	339,324
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	27,382	27,382
Change in fair value of contingent consideration liability	—	15,859	(287,441)	97,423
Warrant expense	—	—	—	1,244,635
Purchase accounting deferred revenue adjustment	511,825	—	773,093	—
Acquisition compensation costs	407,533	—	544,444	—
Acquisition related costs	416,738	—	1,148,221	—
Adjusted EBITDA	$(2,942,216)	$(567,553)	$(5,546,965)	$(42,222)

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total revenue	$17,377,396	$15,808,945	$32,571,521	$30,797,953
Purchase accounting deferred revenue adjustment	511,825	—	773,093	—
Non-GAAP total revenue	$17,889,221	$15,808,945	$33,344,614	$30,797,953

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(8,218,450)	$(2,185,184)	$(15,168,626)	$(24,124,915)
Stock-based compensation	1,848,422	165,790	3,565,721	339,324
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	27,382	27,382
Change in fair value of contingent consideration liability	—	15,859	(287,441)	97,423
Warrant expense	—	—	—	1,244,635
Purchase accounting deferred revenue adjustment	511,825	—	773,093	—
Acquisition compensation costs	407,533	—	544,444	—
Acquisition related costs	416,738	—	1,148,221	—
Non-GAAP adjusted net loss	$(5,020,241)	$(1,989,844)	$(9,397,206)	$(2,805,781)

Adjusted non-GAAP net loss per common share:
Basic and diluted	$(0.19)	$(0.08)	$(0.36)	$(0.11)

Weighted-average common shares outstanding:
GAAP weighted average number of common shares outstanding - basic and diluted	26,079,695	25,212,460	26,019,846	15,741,835
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	—	—	—	9,351,280
Non-GAAP weighted average number of common shares outstanding - basic and diluted	26,079,695	25,212,460	26,019,846	25,093,115

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Loss from operations	$(7,842,238)	$(1,978,821)	$(14,577,154)	$(23,706,776)
Stock-based compensation	1,848,422	165,790	3,565,721	339,324
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	27,382	27,382
Change in fair value of contingent consideration liability	—	15,859	(287,441)	97,423
Warrant expense	—	—	—	1,244,635
Purchase accounting deferred revenue adjustment	511,825	—	773,093	—
Acquisition compensation costs	407,533	—	544,444	—
Acquisition related costs	416,738	—	1,148,221	—
Non-GAAP adjusted loss from operations	$(4,644,029)	$(1,783,481)	$(8,805,734)	$(2,387,642)

CONTACT:
Investor Relations Contact:
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road Contacts:
(US & Canada)
Annika Helmrich, 201-806-3656
AnnikaHelmrich@AmberRoad.com
or
(Europe & Asia)
Martijn van Gils, +31 (0) 207997790
MartijnvanGils@AmberRoad.com